                                                                      EXHIBIT 99

PRESS RELEASE           PRESS RELEASE       PRESS RELEASE         PRESS RELEASE
--------------------------------------------------------------------------------



THE WMA CORPORATION                                      FOR IMMEDIATE RELEASE

CONTACT:  MARY MARENTAY                                  PHONE: 770/248-3311

--------------------------------------------------------------------------------





                    THE WMA CORPORATION ANNOUNCES STOCK SPLIT


ATLANTA, JULY 12, 2001 - The WMA Corporation today announced that its Board of Directors has authorized a 3-for-2 stock split.

Hubert Humphrey, Chairman and CEO, said the decision to split the stock was made in recognition of the Company's strong financial position and confidence in its continuing growth for the future.

The record date for the stock split is August 24, 2001. Shareholders who own stock on the record date will receive one additional share for every two shares held on that date. The Company expects to issue the shares on September 7, 2001.

The WMA Corporation had 2,495,010 common shares outstanding as of the close of the Company's second quarter on June 30, 2001.

The WMA Corporation, whose executive offices are located in Duluth, Georgia, is the parent of WMA Life Insurance Company Limited, a Bermuda life reinsurer. Complementing its life reinsurance of nearly $9.4 billion in force, WMA Life reported at March 31, 2001 it reinsured more than 341,000 life insurance policies, riders and annuity contracts.

                      -------------------------------------

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. Certain statements made in this release are forward looking and subject to changing circumstances, risks and uncertainty; future results could differ materially from expectations. Interested parties should review the Company's SEC reports, including The WMA Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000 and Form 10-QSB for the quarter ended March 31, 2001 for a detailed discussion of factors that may affect the Company's reinsurance revenues and operating results.


-------------------------------------------------------------------------------
PRESS RELEASE         PRESS RELEASE        PRESS RELEASE         PRESS RELEASE
-------------------------------------------------------------------------------